MercadoLibre, Inc. Reports Fourth Quarter 2020 Financial Results

Net Revenues of $1.3 billion, up 148.5% year-over-year on an FX neutral basis

$15.9 billion Total Payment Volume, up 134.4% year-over-year on an FX neutral basis

$6.6 billion Gross Merchandise Volume, up 109.7% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, March 1st, 2021 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended December 31, 2020.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “Our strong performance during the quarter further established our leadership position in Latin America, which is the world’s fastest growing region for e-commerce, according to e-Marketer. These positive market dynamics, combined with our strong execution and focus, are reflected in our quarterly performance, where growth continued accelerating despite the gradual reopening of physical retail during the period.”

Fourth Quarter 2020 Business Highlights

Ï	Unique active users grew by 71.3% year-over-year, reaching 74.0 million.
Ï	Gross merchandise volume (“GMV”) grew to $6.6 billion, representing an increase of 69.6% in USD and 109.7% on an FX neutral basis.
Ï	Items sold reached 229.4 million, increasing by 109.5% year-over-year.
Ï	Live listings offered on MercadoLibre’s marketplace reached 275.4 million.
Ï	Mobile gross merchandise volume grew by 271.4% year-over-year on an FX neutral basis, reaching 72.1% of GMV.
Ï	Mercado Envios shipped 214.0 million items during the quarter, representing a 131.2% year-over-year increase, totaling almost 650 million deliveries for the full year 2020.
Ï

Total payment volume (“TPV”) through Mercado Pago reached $15.9 billion, a year-over-year increase of 83.9% in USD and 134.4% on an FX neutral basis. Total payment transactions increased 131.0% year-over-year, totaling 659.3 million transactions for the quarter.

Ï

Off-platform TPV grew 93.3% year-over-year in USD and 150.4% year-over-year on a FX neutral basis, reaching $9.2 billion, while payment transactions reached 501.7 million, a year-over-year increase of 139.6%.

Ï

Online Payments TPV grew 142.9% year-over-year on an FX neutral basis and continued expanding its merchant base. The sequential deceleration was mostly explained by a higher impact on long tail sellers amidst the easing of COVID-19 restrictions.

Ï

MPOS continued its recovery towards pre-COVID levels, reaching 87.4% year-over-year growth on an FX neutral basis, with record activation rates and device sales leading to an increase in the amount of new active devices.

Ï	Mobile Wallet delivered $3.3 billion in Total Payment Volume on a consolidated basis, leading to a 246.9% year-over-year growth on an FX neutral basis.
Ï	Our asset management product, Mercado Fondo, now has almost $700 million under management and approximately 15.0 million users across Latin America.
Ï	Mercado Credito’s portfolio grew to $479 million, more than doubling its size compared to the fourth quarter of 2019.

Fourth Quarter 2020 Financial Highlights

•	Net revenues for the fourth quarter were $1.3 billion, a year-over-year increase of 96.9% in USD and 148.5% on an FX neutral basis.
•	Commerce revenues increased 124.2% year-over-year in USD reaching $872.9 million, while Fintech revenues increased 59.5% year-over-year in USD reaching $454.4 million.
•	Gross profit was $489.0 million with a margin of 36.8%, compared to 45.7% in the fourth quarter of 2019.
•	Total operating expenses were $514.2 million, an increase of 36% year-over-year in USD. As a percentage of revenues, operating expenses were 38.7%, compared to 55.9% during the fourth quarter of 2019.
•	Loss from operations was $25.1 million, compared to a loss of $68.9 million during the prior year. As a percentage of revenues, income from operations was (1.9)%.
•

Interest income was $22.6 million, a 15.9% decrease year-over-year, as a result of lower interest rates in our investment as a consequence of the pandemic, mainly offset by higher interest income in Argentina due to higher float.

•

We incurred $31.6 million in financial expenses this quarter, mostly attributable to financial loans entered into 2020, mainly in Brazil and Argentina. We also incurred interest expenses from our trusts related to the factoring of our credit card receivables in Argentina.

•

This quarter we had a foreign currency losses of $9.9 million mainly related to the difference between Argentina’s official exchange rate and the blue-chip swap rate at which we effectively carry out stock repurchases in Argentine Pesos.

•	Net loss before taxes was $44.0 million, down from a loss of $63.0 million during the fourth quarter of 2019.
•	Income tax expense was $6.6 million, driven for pre-tax gains in our Argentine segment offset by the impact of operating losses in Brazil.
•	Net loss was $50.6 million, resulting in net loss per share of $1.02.

The following table summarizes certain key performance metrics for the twelve and three months periods ended December 31, 2020 and 2019.

	Year ended December 31,		Three-month Periods Ended December 31,
(in millions) (*)	2020	2019	2020	2019

Unique active users	132.5	74.2	74.0	43.2
Number of confirmed new registered users during period	57.5	53.2	10.7	14.6
Gross merchandise volume	$20,926.8	$13,997.4	$6,565.4	$3,871.3
Number of successful items sold	719.3	378.9	229.4	109.5
Number of successful items shipped	649.2	306.9	214.0	92.6
Total payment volume	$49,756.8	$28,389.9	$15,942.1	$8,668.2
Total volume of payments on marketplace	$19,951.4	$13,051.7	$6,336.0	$3,658.0
Total payment transactions	1,914.5	838.0	659.3	285.5
Capital expenditures	$254.1	$141.4	$87.3	$40.6
Depreciation and amortization	$105.0	$73.3	$32.6	$20.8

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’19	Q1’20	Q2’20	Q3’20	Q4’20

Brazil	61%	31%	37%	57%	68%

Argentina	46%	42%	110%	145%	144%

Mexico	86%	74%	96%	111%	141%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’19	Q1’20	Q2’20	Q3’20	Q4’20

Brazil	74%	55%	87%	112%	120%

Argentina	133%	123%	224%	260%	229%

Mexico	80%	81%	138%	140%	155%

Conference Call and Webcast

The Company will host a conference call and audio webcast on March 1st, 2021 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID – 4762658 –) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2019 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS –  Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees, sale of goods, ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.

Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Successful items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2020, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

 Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 1,856,394	$ 1,384,740
Restricted cash and cash equivalents	651,830	66,684
Short-term investments (636,949 and 522,798 held in guarantee)	1,241,306	1,597,241
Accounts receivable, net	49,691	35,446
Credit cards receivable and other means of payments, net	863,073	379,969
Loans receivable, net	385,036	182,105
Prepaid expenses	28,378	45,309
Inventories	118,140	8,626
Other assets	152,959	88,736
Total current assets	5,346,807	3,788,856
Non-current assets:
Long-term investments	166,111	263,983
Loans receivable, net	16,619	6,439
Property and equipment, net	391,684	244,257
Operating lease right-of-use assets	303,214	200,449
Goodwill	85,211	87,609
Intangible assets, net	14,155	14,275
Deferred tax assets	134,916	117,582
Other assets	67,615	58,241
Total non-current assets	1,179,525	992,835
Total assets	$ 6,526,332	$ 4,781,691

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 767,336	$ 372,309
Funds payable to customers and amounts due to merchants	1,733,095	894,057
Salaries and social security payable	207,358	101,841
Taxes payable	215,918	60,247
Loans payable and other financial liabilities	548,393	186,138
Operating lease liabilities	55,246	23,259
Other liabilities	108,534	114,469
Total current liabilities	3,635,880	1,752,320
Non-current liabilities:
Salaries and social security payable	49,852	26,803
Loans payable and other financial liabilities	860,876	631,353
Operating lease liabilities	243,601	176,673
Deferred tax liabilities	64,354	99,952
Other liabilities	20,191	12,627
Total non-current liabilities	1,238,874	947,408
Total liabilities	$ 4,874,754	$ 2,699,728

Commitments and contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares
authorized, 100,000 shares issued and outstanding at December 31, 2019	$ —	$ 98,843

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,869,727 and 49,709,955 shares issued and outstanding at December 31,
2020 and December 31, 2019	$ 50	$ 50
Additional paid-in capital	1,860,502	2,067,869
Treasury stock	(54,805)	(720)
Retained earnings	314,115	322,592
Accumulated other comprehensive loss	(468,284)	(406,671)
Total Equity	1,651,578	1,983,120
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 6,526,332	$ 4,781,691

MercadoLibre, Inc.

Consolidated Statements of Income

For the twelve and three-month periods ended December 31, 2020 and 2019

(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
Net revenues	$ 3,973,465	$ 2,296,314	$ 1,327,304	$ 674,271
Cost of net revenues	(2,264,255)	(1,194,191)	(838,270)	(365,924)
Gross profit	1,709,210	1,102,123	489,034	308,347

Operating expenses:
Product and technology development	(352,474)	(223,807)	(116,989)	(58,020)
Sales and marketing	(902,554)	(834,022)	(282,350)	(269,751)
General and administrative	(326,490)	(197,455)	(114,821)	(49,463)
Total operating expenses	(1,581,518)	(1,255,284)	(514,160)	(377,234)
Income (loss) from operations	127,692	(153,161)	(25,126)	(68,887)

Other income (expenses):
Interest income and other financial gains	102,767	113,523	22,648	26,933
Interest expense and other financial losses	(106,690)	(65,876)	(31,607)	(21,187)
Foreign currency (losses) gains	(42,454)	(1,732)	(9,930)	167
Net income (loss) before income tax (expense) gain	81,315	(107,246)	(44,015)	(62,974)

Income tax (expense) gain	(82,022)	(64,753)	(6,565)	8,976
Net loss	$ (707)	$ (171,999)	$ (50,580)	$ (53,998)

	Year Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
Basic EPS
Basic net loss
Available to shareholders per common share	$ (0.08)	$ (3.71)	$ (1.02)	$ (1.11)
Weighted average of outstanding common shares	49,740,407	48,692,906	49,820,185	49,709,955
Diluted EPS
Diluted net loss
Available to shareholders per common share	$ (0.08)	$ (3.71)	$ (1.02)	$ (1.11)
Weighted average of outstanding common shares	49,740,407	48,692,906	49,820,185	49,709,955

MercadoLibre, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2020 and 2019

	Year Ended December 31,
	2020	2019
Cash flows from operations:
Net loss	$ (707)	$ (171,999)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized devaluation loss, net	89,329	44,326
Depreciation and amortization	104,992	73,320
Accrued interest	(45,593)	(54,309)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	147,977	86,995
Financial results on derivative instruments	(1,935)	(301)
Stock-based compensation expense - restricted shares	730	395
Sale of fixed assets and intangible assets	3,814	—
LTRP accrued compensation	129,575	51,662
Deferred income taxes	(70,315)	16,453
Changes in assets and liabilities:
Accounts receivable	12,069	(507)
Credit cards receivable and other means of payments	(521,979)	(29,315)
Prepaid expenses	16,204	(17,956)
Inventories	(106,981)	(4,148)
Other assets	(113,819)	(49,390)
Payables and accrued expenses	584,281	143,495
Funds payable to customers and amounts due to merchants	937,639	267,293
Other liabilities	(34,586)	45,452
Interest received from investments	51,857	49,625
Net cash provided by operating activities	1,182,552	451,091
Cash flows from investing activities:
Purchase of investments	(5,199,875)	(4,490,678)
Proceeds from sale and maturity of investments	5,532,463	3,353,606
Payment for acquired businesses, net of cash acquired	(6,937)	—
Receipts from settlements of derivative instruments	17,779	—
Payment from settlements of derivative instruments	(4,136)	—
Receipts from the sale of fixed assets and intangible assets	274	—
Purchases of intangible assets	(93)	(72)
Changes in principal loans receivable, net	(344,608)	(173,848)
Purchases of property and equipment	(247,048)	(136,798)
Net cash used in investing activities	(252,181)	(1,447,790)
Cash flows from financing activities:
Payments on convertible note	—	(25)
Purchase of convertible note capped calls	(306,789)	(96,367)
Proceeds from loans payable and other financial liabilities	2,396,717	629,891
Payments on loans payable and other financing liabilities	(1,785,272)	(472,897)
Payment of finance lease obligations	(4,949)	(1,929)
Common Stock repurchased	(54,085)	(720)
Dividends paid of preferred stock	(3,356)	(2,844)
Proceeds from issuance of convertible redeemable preferred stock, net	—	98,688
Proceeds from issuance of common stock, net	—	1,867,215
Net cash provided by financing activities	242,266	2,021,012
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(115,837)	(37,584)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	1,056,800	986,729
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year	1,451,424	464,695
Cash, cash equivalents, restricted cash and cash equivalents, end of the year	$2,508,224	$1,451,424

Financial results of reporting segments

	Three Months Ended December 31, 2020

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$720,575	$323,451	$204,088	$79,190	$1,327,304
Direct costs	(617,055)	(242,855)	(215,793)	(70,676)	(1,146,379)
Direct contribution	103,520	80,596	(11,705)	8,514	180,925

Operating expenses and indirect costs of net revenues					(206,051)
Loss from operations					(25,126)

Other income (expenses):
Interest income and other financial gains					22,648
Interest expense and other financial losses					(31,607)
Foreign currency losses					(9,930)
Net Loss before income tax expense					$(44,015)

	Three Months Ended December 31, 2019

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$428,327	$132,440	$84,825	$28,679	$674,271
Direct costs	(373,417)	(107,790)	(135,840)	(34,242)	(651,289)
Direct contribution	54,910	24,650	(51,015)	(5,563)	22,982

Operating expenses and indirect costs of net revenues					(91,869)
Loss from operations					(68,887)

Other income (expenses):
Interest income and other financial gains					26,933
Interest expense and other financial losses					(21,187)
Foreign currency gains					167
Net loss before income tax gain					$(62,974)

Non-GAAP Financial Measures

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future, and we understand that this measure provides useful information to both Management and investors. In particular, we believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2019 and applying them to the corresponding months in 2020, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.  The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended December 31, 2020:

	Three-month Periods Ended December 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2020	2019	Percentage Change	2020	2019	Percentage Change
Net revenues	$ 1,327.3	$ 674.3	96.9%	$ 1,675.9	$ 674.3	148.5%
Cost of net revenues	(838.3)	(365.9)	129.1%	(1,045.4)	(365.9)	185.7%
Gross profit	489.0	308.3	58.6%	630.5	308.3	104.5%

Operating expenses	(514.2)	(377.2)	36.3%	(633.3)	(377.2)	67.9%
Loss from operations	(25.1)	(68.9)	63.5%	(2.8)	(68.9)	95.9%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com